UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2014

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01        Entry into a Material Definitive Agreement

On February 11, 2014, AMAG Pharmaceuticals, Inc. (the “Company”) and J.P. Morgan Securities LLC, on its own behalf and as representative of the several underwriters named in Schedule 1 thereto (the “Underwriters”), entered into an underwriting agreement (the “Underwriting Agreement”) pursuant to which the Company agreed to issue and sell $175.0 million aggregate principal amount of 2.50% Convertible Senior Notes due 2019 (the “Underwritten Notes”) to the Underwriters.  Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional $25.0 million of 2.50% Convertible Senior Notes due 2019 solely to cover over-allotments (the “Option Notes” and together with the Underwritten Notes, the “Notes”).  On February 13, 2014, the Underwriters exercised their option to purchase the Option Notes in full.  The closing of the issuance and sale of Notes, which is subject to customary conditions, is expected to occur on February 14, 2014.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement filed hereto as Exhibit 1.1, which is incorporated herein by reference.

A copy of the Underwriting Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made solely for purposes of the offering of the Notes and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Underwriting Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01 Other Events

On February 10, 2014 and February 12, 2014, respectively, the Company announced the offering and the pricing of the Underwritten Notes.  Copies of these press releases are attached as Exhibits 99.1 and 99.2, respectively, hereto and incorporated herein by reference.

The legal opinion of Goodwin Procter LLP (including the consent of Goodwin Procter LLP) (Exhibits 5.1 and 23.1 to this Current Report on Form 8-K) relating to the offering and sale of Notes is filed with this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of February 11, 2014, among AMAG Pharmaceuticals, Inc. and J.P. Morgan Securities LLC, on its own behalf and as representative of the several underwriters named in Schedule 1 thereto

5.1	Opinion of Goodwin Procter LLP, counsel to the Company, dated as of February 12, 2014
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
99.1	Press release, dated February 10, 2014
99.2	Press release, dated February 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Scott B. Townsend
Senior Vice President and General Counsel

Date: February 14, 2014

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of February 11, 2014, among AMAG Pharmaceuticals, Inc. and J.P. Morgan Securities LLC, on its own behalf and as representative of the several underwriters named in Schedule 1 thereto

5.1	Opinion of Goodwin Procter LLP, counsel to the Company, dated as of February 12, 2014
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
99.1	Press release, dated February 10, 2014
99.2	Press release, dated February 12, 2014